Exhibit 10.5

2007-1 AMENDMENT TO

2004 Stock Option Plan

THIS 2007-1 AMENDMENT TO 2004 STOCK OPTION PLAN (this “Amendment”), dated as of July 10, 2007, is entered into by Enpirion, Inc., a company organized under the laws of the State of Delaware (“Company”).

WHEREAS, the Company entered into a 2004 Stock Option Plan (as amended, the “Plan”), whereby the Company created a plan to compensate the Company’s officers, employees, directors, consultants and other key persons with awards of stock options; and

WHEREAS, the Company intends to amend the Plan to, among other things, increase the maximum number of shares of stock reserved and available for issuance under the Plan and change the vesting of the stock options granted under the Plan, all on the terms and conditions set forth herein.

NOW, THEREFORE, the Company hereby agrees as follows:

1.    Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

2.    Section 3 of the Plan shall be amended by replacing the number “3,352,931” therein with the number “6,352,931”.

3.    Except as amended by this Amendment, the Plan shall remain unchanged and continue in full force and effect.

4.    This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to its provisions governing conflict of law.

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the Company has caused this instrument to be executed as of the date first above written.

ENPIRION, INC.

By:
Name:
Title:

SIGNATURE PAGE TO 2007-1 AMENDMENT TO 2004 OPTION PLAN